UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2011

PENN MILLERS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34496	80-0482459
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72 North Franklin Street, P.O. Box P Wilkes-Barre, Pennsylvania	18773
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 233-8347

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 7, 2011, Penn Millers Holding Corporation (the “Company”) entered into an Agreement and Plan of Merger by and among ACE American Insurance Company, a Pennsylvania domestic stock insurance company (“Parent”), Panther Acquisition Corp., a Pennsylvania corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Pursuant to the Merger Agreement, each share of common stock of the Company, par value $0.01 per share (“Common Stock”), outstanding at the effective time of the Merger (other than shares owned by the Company as treasury stock or any subsidiary of the Company and any shares owned by Parent or Merger Sub), will be cancelled and converted into the right to receive $20.50 per share in cash (the “Merger Consideration”), without interest. In addition, at the effective time of the Merger, (i) all “in-the-money” outstanding stock options shall, to the extent not vested, vest in full and be cancelled and converted into the right to receive an amount equal to the Merger Consideration, less the applicable option strike price and applicable tax withholding, (ii) all restricted shares of Common Stock and restricted stock units under the Company’s stock incentive plan will become fully vested without restriction and will convert into the right to receive the Merger Consideration, less applicable tax withholding and (iii) all shares of Common Stock held by the Company’s Employee Stock Ownership Plan (the “ESOP”) will be cancelled and converted into the right to receive the Merger Consideration. The terms of the ESOP shall govern the rights of ESOP participants and beneficiaries, including with respect to allocations, vesting, and distribution.

The Board of Directors of the Company has unanimously determined that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, the Company and its shareholders, approved the Merger Agreement and resolved to recommend adoption of the Merger Agreement by the Company’s shareholders.

Consummation of the Merger is subject to customary closing conditions, including (i) the adoption of the Merger Agreement by the affirmative vote of a majority of the votes cast by all shareholders of the Company entitled to vote on the Merger Agreement (the “Company Shareholder Approval”), (ii) the expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the consents and approvals of applicable insurance regulators, including the Pennsylvania Department of Insurance. The Company has made customary representations, warranties and covenants in the Merger Agreement, including, but not limited to, covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger; (ii) the calling and holding of a meeting of the Company’s shareholders for the purpose of obtaining the Company Shareholder Approval; and (iii) the use of its reasonable best efforts to cause the Merger to be consummated.

From the date of the Merger Agreement through the closing date of the Merger, the Company has agreed that neither it nor its affiliates, advisors, employees or representatives will encourage, solicit or initiate, or participate in discussions concerning, any alternative takeover proposal (as defined in the Merger Agreement) relating to the Company, provided that the Company’s Board of Directors may take action required by its fiduciary duties, and the Company may entertain a bona fide written unsolicited proposal for an acquisition under certain circumstances, including if the Company’s Board of Directors determines that such proposal constitutes or is reasonably likely to lead to a superior proposal (as defined in the Merger Agreement).

In the event that the Merger Agreement is terminated because (i) the Company shall have breached certain of its covenants related to pursuing the Merger with Parent, including having made a change in its recommendation that the Company’s shareholders adopt the Merger Agreement or (ii) the Company or its shareholders shall have received a takeover proposal or one shall have been announced (prior to the date of the Company shareholders meeting in the case of (a)(2) below) and, thereafter, (a) Parent or the Company shall have terminated the Merger Agreement because (1) the Merger shall not have been consummated by December 31, 2011 (as such date may be extended to obtain regulatory approvals and consents) or (2) the Company’s shareholders shall have failed to adopt the Merger Agreement at the special meeting of the Company’s shareholders or (b) Parent shall have terminated the Merger Agreement because of the Company’s uncured material breach of the Merger Agreement and, in the cases of (a) and (b), an agreement with respect to an acquisition transaction (as defined in the Merger Agreement) shall have been entered into or an acquisition transaction shall have been consummated within twelve (12) months of such termination, then, in all such cases, the Company will be required to pay to Parent a break up fee equal to $3,750,000.

The Company’s shareholders will be asked to consider and vote upon the adoption of the Merger Agreement at a special meeting of shareholders. In the event the Company Shareholder Approval is obtained and all other approvals and consents that are conditions to consummation of the Merger are obtained, the Merger is expected to close by the end of the first quarter of 2012.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference.

Important Information for Investors and Shareholders

In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.

Investors and shareholders may obtain free copies of the proxy statement and other documents filed by the Company, when available, at the SEC’s web site at http://www.sec.gov or at the Company’s web site at http://www.pennmillers.com. The proxy statement and such other documents may also be obtained, when available, at no cost from the Company by directing such request to Penn Millers Holding Corporation, 72 North Franklin Street, P.O. Box P, Wilkes-Barre, Pennsylvania 18773-0016, or by telephone at (800) 233-8347.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed Merger. Information concerning the interests of those persons will be set forth in the Company’s proxy statement relating to the special meeting of shareholders when it becomes available.

Forward-Looking Statements

Some of the statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “stand to,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other terminology. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Company’s actual results include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to obtain the Company shareholder approval or the failure to satisfy other conditions to completion of the proposed merger, including receipt of regulatory approvals; risks that the proposed merger disrupts current plans and operations; the ability to retain key personnel through the closing of the merger; the ability to recognize the benefits of the proposed merger; the amount of the costs, fees, expenses and charges related to the proposed merger, the fact that our loss reserves are based on estimates and may be inadequate to cover our actual losses; the uncertain effects of emerging claim and coverage issues on our business, including the effects of climate change; the geographic concentration of our business; an inability to obtain or collect on our reinsurance protection; a downgrade in the A.M. Best rating of our insurance subsidiaries; the impact of extensive regulation of the insurance industry and legislative and regulatory changes; a failure to realize our investment objectives; the effects of intense competition; the loss of one or more principal employees; the inability to acquire additional capital on favorable terms; a failure of independent insurance brokers to adequately market our products; and the effects of acts of terrorism or war. More information about these and other factors that potentially could affect our financial results is included in our Annual Report on Form 10-K filed with the SEC and in our other public filings with the SEC. Shareholders are cautioned not to place undue reliance upon these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update any forward-looking statements.

Item 8.01 Other Events.

On September 8, 2011, the Company issued a press release announcing its entry into the Merger Agreement.

A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated September 7, 2011, by and among ACE American Insurance Company, Panther Acquisition Corp. and Penn Millers Holding Corporation.

99.1	Press Release, dated September 8, 2011, issued by Penn Millers Holding Corporation announcing the execution of the Agreement and Plan of Merger, dated September 7, 2011, by and among ACE American Insurance Company, Panther Acquisition Corp. and Penn Millers Holding Corporation.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2011		PENN MILLERS HOLDING CORPORATION

	By:	/s/ Michael O. Banks

Michael O. Banks
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated September 7, 2011, by and among ACE American Insurance Company, Panther Acquisition Corp. and Penn Millers Holding Corporation.

99.1	Press Release, dated September 8, 2011, issued by Penn Millers Holding Corporation announcing the execution of the Agreement and Plan of Merger, dated September 7, 2011, by and among ACE American Insurance Company, Panther Acquisition Corp. and Penn Millers Holding Corporation,.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.